Exhibit 99.1

CONTACT:	First Potomac Realty Trust
Barry H. Bass	7600 Wisconsin Avenue
Chief Financial Officer	11th Floor
(301) 986-9200	Bethesda, MD 20814

bbass@first-potomac.com	www.first-potomac.com
FOR IMMEDIATE RELEASE
FIRST POTOMAC REALTY TRUST REPORTS
FOURTH QUARTER AND FULL-YEAR 2007 RESULTS
Highlights:
Fourth Quarter 2007
•	Reports FFO of $11.4 million, or $0.46 per diluted share, for the fourth quarter of 2007 compared to $10.3 million, or $0.41 per diluted share, for the fourth quarter of 2006.

•	Executes 340,000 square feet of leases, consisting of 160,000 square feet of new leases and 180,000 square feet of renewal leases.

•	Rental rates per square foot increase 18% and 14% on a GAAP basis and 8% and 5% on a cash basis for new and renewal leases, respectively.

•	Same-property net operating income (“NOI”) increases 0.5% on a GAAP basis and 1.8% on a cash basis over prior-year quarter.

•	Issues FFO guidance for full-year 2008 of $1.95 to $2.05 per diluted share, including cash gains on sale.
Full-Year 2007
•	Reports FFO of $41.7 million, or $1.67 per diluted share, for 2007 compared to $37.6 million, or $1.62 per diluted share, for 2006.

•	Completes acquisitions of $88.4 million through five separate transactions.

•	Executes 2.0 million square feet of leases, consisting of 800,000 square feet of new leases and 1.2 million square feet of renewal leases.

•	Rental rates per square foot increase 17% and 10% on a GAAP basis and 7% and 5% on a cash basis for new and renewal leases, respectively.
BETHESDA, MD (February 26, 2008) – First Potomac Realty Trust (NYSE: FPO), a self-administered, self-managed real estate investment trust that focuses on owning, developing, redeveloping and operating industrial properties and business parks in the Washington, D.C. metropolitan area and other major markets in Virginia and Maryland, reported results for the three and twelve months ended December 31, 2007.
The Company’s funds from operations (FFO) for the fourth quarter of 2007 increased 11% to $11.4 million, or $0.46 per diluted share, compared with $10.3 million, or $0.41 per diluted share, during the fourth quarter of 2006. The Company reported net income for the fourth quarter of 2007 of $0.5 million, or $0.02 per diluted share, compared with net income of $0.7 million, or $0.03 per diluted share, for the fourth quarter of 2006.
For the year, the Company’s FFO increased 11% over the prior year to $41.7 million, or $1.67 per diluted share, compared with $37.6 million, or $1.62 per diluted share, for 2006. The Company reported net income for 2007 of $0.5 million, or $0.02 per diluted share, compared with net income of $10.0 million, or

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$0.45 per diluted share, for 2006. The 2006 net income figure reflects a gain on sale of rental property of $7.5 million, or $0.34 per diluted share.
The Company’s portfolio was 87.2% leased and 86.3% occupied at December 31, 2007. A list of the Company’s assets, as well as additional information regarding the Company’s results of operations can be found in the Company’s Fourth Quarter 2007 Supplemental Financial Report, which is posted on the Company’s website, www.first-potomac.com.
Douglas J. Donatelli, chief executive officer of First Potomac Realty Trust, stated, “We had a strong fourth quarter that was reflected in FFO growth to $0.46 per diluted share. Our fourth quarter results benefited from termination fee income that we negotiated as part of a strategic plan to reclaim space that we think we can re-lease quickly. Although this vacancy will impact our results in the first half of 2008, our portfolio is well positioned in each of our markets to attract new tenants and to retain our existing tenants.”
Development
During the fourth quarter of 2007, the Company substantially completed an approximately 45,000 square foot addition to an existing building at Crossways Commerce Center at a total cost of approximately $5.1 million. The Company pre-leased 22,500 square-feet of this addition while in development. The Company also completed a 96,000 square foot addition to an existing building at Cavalier Industrial Park at a total cost of approximately $5.4 million during the quarter.
Financial Structure
At December 31, 2007, the Company’s debt-to-total-market capitalization ratio was 61.0% based on the Company’s closing stock price of $17.29. The Company’s interest coverage ratio for the quarter was 2.2 times compared with 2.1 times for the quarter ended September 30, 2007.
Of the $676.5 million of debt outstanding at December 31, 2007, $587.9 million was fixed-rate debt with a weighted average effective interest rate of 5.5% and a weighted average maturity of 4.6 years. The remaining $88.6 million was floating-rate debt, comprised of a $50.0 million term loan and $38.6 million of borrowings on the Company’s unsecured revolving credit facility. At December 31, 2007, the floating rate debt had a weighted average interest rate of 5.7% and a weighted average maturity of 2.5 years.
In January 2008, the Company entered into a $50 million interest rate swap to hedge the interest rate exposure on its one month Libor based borrowings. The interest rate swap qualifies for an effective hedge and fixes the Company’s underlying interest rate on a $50 million notional balance at 2.71% plus a spread of 0.70% to 1.25% (depending on the Company’s overall leverage level), for a total rate ranging from 3.41% to 3.96%.
Dividends
On January 22, 2008, the Company declared a dividend of $0.34 per common share, equating to an annualized dividend of $1.36 per share. The dividend was paid on February 8, 2008, to common shareholders of record as of January 31, 2008.
Earnings and FFO Guidance
The Company provided full-year 2008 guidance for FFO including cash gains on sale of $1.95 to $2.05 per diluted share, which includes cash gains on sale, and net income guidance of $0.45 to $0.57 per diluted share. This guidance estimate reflects management’s assessment of current and future market condition, including assumptions regarding occupancy levels, rental rates, operating and general and administrative expenses, interest rates and development activities. The Company has assumed no acquisitions in its guidance.

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The Company’s 2008 guidance also includes the following assumptions:

	Low	High
Year-End 2008 Occupancy	90%	92%
Same Property NOI Growth – GAAP basis	1.0%	4.0%
Termination Fees	$0.5 million	$1.5 million
General and Administrative Expense	$11.0 million	$12.0 million
Cash Gains on Sale	$7.5 million	$10.0 million
Dispositions	$50 million	$150 million
Developments Placed into Service	$15 million	$30 million
The following presents a reconciliation of net income per diluted share to FFO per diluted share:

Guidance Range for Full-Year 2008	Low Range	High Range
Net income from continuing operations per diluted share	$0.45	$0.57
Real estate depreciation and minority interest per diluted share	1.42	1.60
Less: GAAP Gain on Sale	(0.32)	(0.42)
FFO, per diluted share	1.55	1.75
Add: Cash Gains on Sale	0.40	0.30

FFO, including Cash Gains on Sale, per diluted share	$1.95	$2.05

Barry H. Bass, chief financial officer of First Potomac Realty Trust, stated, “Our primary goal for 2008 is to position the Company to take advantage of opportunities that we believe will present themselves. This effort will include selling certain of our assets that have reached maturity or that no longer fit in our portfolio. While disposing of these assets could be dilutive to our FFO in the short run, we continue to believe this is the right long-term strategy for maximizing shareholder value. We have had success leasing up the deeper value-add properties that we acquired over the past couple of years – Sterling Park Business Center, Enterprise Parkway, Gateway 270, Windsor at Battlefield – and while we recognize the challenges that we are facing in the current economic environment, leasing velocity in our region continues to be strong.”
Investor Conference Call and Webcast
First Potomac Realty Trust will host a conference call on Wednesday, February 27, 2008 at 11:00 a.m. ET, to discuss fourth quarter and year-end results. The number to call for this interactive teleconference is (800) 366-3908. A replay of the conference call will be available through March 5, 2008 by dialing (303) 590-5000 and entering the confirmation number, 11106020# when prompted for the pass code.
A live broadcast of the conference call will also be available online and can be accessed from the Investor Information page of the Company’s website, www.first-potomac.com, on Wednesday, February 27, 2008, beginning at 11:00 a.m. ET. An online replay will be available on the above site shortly after the call and will continue for 90 days.
About First Potomac Realty Trust
First Potomac Realty Trust is a self-administered, self-managed real estate investment trust that focuses on owning, developing, redeveloping and operating industrial properties and business parks in the Washington, D.C. metropolitan area and other major markets in Virginia and Maryland. The Company’s portfolio totals approximately 11.4 million square feet. The Company’s largest tenant is the U.S. Government.

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Non-GAAP Financial Measures
Funds from Operations – Funds from operations (“FFO”) represents net income before minority interest (computed in accordance with U.S. generally accepted accounting principles (“GAAP”)), plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures, gains or losses from debt restructuring and gains or losses on the sale of property. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity real estate investment trusts (“REITs”) and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. FFO should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity. The Company’s FFO calculations are reconciled to net income in the Company’s Consolidated Statements of Operations included in this release.
NOI – The Company defines net operating income (“NOI”) as operating revenues (rental income, tenant reimbursements and other income) less property and related expenses (property expenses, real estate taxes and insurance). Management believes that NOI is a useful measure of the Company’s property operating performance as it provides a performance measure of the revenues and expenses directly associated with owning, developing, redeveloping and operating industrial properties and business parks, and provides a prospective not immediately apparent from net income. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs. The Company’s NOI calculations are reconciled to total revenues and total operating expenses at the end of this release.
Same-Property NOI – The Company defines same-property NOI as NOI for the Company’s properties wholly owned during the entirety of the periods reported. The Company’s same-property NOI calculations are reconciled to NOI at the end of this release.
Forward Looking Statements

The forward-looking statements contained in this press release are subject to various risks and uncertainties. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from the Company’s expectations include changes in general or regional economic conditions; the Company’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs; the Company’s ability to complete acquisitions on acceptable terms; and other risks detailed in the Company’s Annual Report on Form 10-K and described from time to time in the Company’s filings with the SEC. Many of these factors are beyond the Company’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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FIRST POTOMAC REALTY TRUST
Consolidated Statements of Operations
(Amounts in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
	(unaudited)		(unaudited)
Revenues:
Rental	$26,401	$23,256	$103,224	$87,534
Tenant reimbursements and other	5,921	4,640	21,346	17,147

Total revenues	32,322	27,896	124,570	104,681

Operating expenses:
Property operating	6,482	5,629	26,335	20,338
Real estate taxes and insurance	2,810	2,448	11,206	9,026
General and administrative	2,504	2,332	10,453	9,832
Depreciation and amortization	10,865	9,542	41,121	34,536

Total operating expenses	22,661	19,951	89,115	73,732

Operating income	9,661	7,945	35,455	30,949

Other expenses (income):
Interest expense	9,327	7,502	35,587	28,500
Interest and other income	(196)	(289)	(685)	(1,032)
Loss on interest-rate lock agreement	—	—	—	671
Loss on early retirement of debt	—	—	—	121

Total other expenses	9,131	7,213	34,902	28,260

Income from continuing operations before minority interests	530	732	553	2,689

Minority interests	(17)	(28)	(20)	(123)

Income from continuing operations	513	704	533	2,566

Discontinued operations:
Income from operations of disposed property	—	—	—	376
Gain on sale of disposed property	—	—	—	7,475
Minority interests in discontinued operations	—	—	—	(386)

Income from discontinued operations	—	—	—	7,465

Net income	$513	$704	$533	$10,031

Depreciation and amortization of real estate assets	10,865	9,542	41,121	34,536
Discontinued operations depreciation and amortization	—	—	—	3
Minority interests	17	28	20	509
Gain on sale of disposed property	—	—	—	(7,475)

Funds from operations (FFO)	$11,395	$10,274	$41,674	$37,604

Net income per share - basic:
Income from continuing operations	$0.02	$0.03	$0.02	$0.12
Income from discontinued operations	—	—	—	0.34

Net income	$0.02	$0.03	$0.02	$0.46

Weighted average common shares outstanding - basic	24,076	24,006	24,053	21,950

Net income per share – diluted:
Income from continuing operations	$0.02	$0.03	$0.02	$0.11
Income from discontinued operations	—	—	—	0.34

Net income	$0.02	$0.03	$0.02	$0.45

Weighted average common shares outstanding – dilutive	24,189	24,265	24,226	22,202

FFO per share – basic	$0.46	$0.41	$1.68	$1.63
Weighted average common shares and units outstanding – basic	24,883	24,947	24,853	23,013
FFO per share – diluted	$0.46	$0.41	$1.67	$1.62
Weighted average common shares and units outstanding – diluted	24,996	25,207	25,026	23,265

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FIRST POTOMAC REALTY TRUST
Consolidated Balance Sheets
(Amounts in thousands, except per share amounts)

	December 31, 2007	December 31, 2006
	(unaudited)
Assets:
Rental property, net	$977,106	$884,882
Cash and cash equivalents	5,198	41,367
Escrows and reserves	13,360	11,139
Accounts and other receivables, net of allowance for doubtful accounts of $700 and $334, respectively	4,365	4,212
Accrued straight-line rents, net of allowance for doubtful accounts of $43 and $41, respectively	6,638	4,973
Deferred costs, net	12,377	9,006
Prepaid expenses and other assets	6,525	6,191
Intangible assets, net	26,730	32,797

Total assets	$1,052,299	$994,567

Liabilities:
Mortgage loans	$390,072	$391,393
Exchangeable senior notes, net of discount	122,797	122,234
Senior notes	75,000	75,000
Secured term loan	50,000	—
Unsecured revolving credit facility	38,600	—
Accounts payable and accrued expenses	11,450	8,898
Accrued interest	2,776	2,420
Rents received in advance	4,709	3,196
Tenant security deposits	5,422	4,965
Deferred market rent	9,117	8,883

Total liabilities	709,943	616,989

Minority interests (redemption value $13,957 and $27,382, respectively)	11,545	13,992

Shareholders’ equity:
Common shares, $0.001 par value, 100,000 shares authorized; 24,251 and 24,127 shares issued and outstanding, respectively	24	24
Additional paid-in capital	429,870	430,271
Dividends in excess of accumulated earnings	(99,083)	(66,709)

Total shareholders’ equity	330,811	363,586

Total liabilities and shareholders’ equity	$1,052,299	$994,567

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FIRST POTOMAC REALTY TRUST
Net Operating Income (NOI)
Same-Property Analysis
(unaudited, dollars in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Total base rent	$23,066	$22,790	$77,107	$77,475
Tenant reimbursement and other	4,443	4,493	15,572	15,103
Property operating expenses	(5,345)	(5,443)	(19,141)	(18,144)
Real estate taxes and insurance	(2,594)	(2,371)	(8,365)	(7,823)

Same-property[1] NOI — accrual basis	19,570	19,469	65,173	66,611

Straight-line revenue, net	(44)	(202)	(142)	(915)
Deferred market rental revenue	(360)	(442)	(1,187)	(1,778)

Same-property[1] NOI — cash basis	$19,166	$18,825	$63,844	$63,918

Changes in Same Property NOI — accrual basis
Rental revenue increase (decrease)	$102		$(127)
Tenant reimbursement and other (decrease) increase	(50)		469
Occupancy increase (decrease)	174		(241)
Expense increase	(125)		(1,539)

	$101		$(1,438)

Same property percentage of total portfolio (sf)	87.0%	96.3%	71.2%	78.4%

Total revenues	$32,322	$27,896	$124,570	$104,681
Property operating expenses	6,482	5,629	26,335	20,338
Real estate taxes and insurance	2,810	2,448	11,206	9,026

NOI	23,030	19,819	87,029	75,317

Less: Non-same property NOI[2]	(3,460)	(350)	(21,856)	(8,706)

Same-property[1] NOI — accrual basis	19,570	19,469	65,173	66,611

Straight-line revenue, net	(44)	(202)	(142)	(915)
Deferred market rental revenue	(360)	(442)	(1,187)	(1,778)

Same-property[1] NOI — cash basis	$19,166	$18,825	$63,844	$63,918

Change in same-property NOI — accrual basis	0.5%		-2.2%
Change in same-property NOI — cash basis	1.8%		-0.1%

(1)	Same property comparisons are based upon those properties owned for the entirety of the periods presented. Same property results for the three month periods presented exclude the results of the following non same-properties: 6600 Business Parkway, Crossways Commerce Center (Expansion), John Marshall Highway (Building II), Gateway II, Owings Mills Commerce Center, Park Central, Greenbrier Circle Corporate Center, Greenbrier Technology Center I, Pine Glen, Ammendale Commerce Center, River’s Bend II and Annapolis Commerce Park East. Also, same-property results for the twelve months ended December 31, 2007 and 2006 exclude Northridge I & II, River’s Bend Center, Crossways I, Sterling Park Business Center, 1408 Stephanie Way, Airpark Business Center, Chesterfield Business Center, Hanover Business Center, Gateway 270, Davis Drive and Indian Creek Court.

(2)	Non-same property NOI has been adjusted to reflect a normalized management fee percentage in lieu of an administrative overhead allocation for comparative purposes.

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